Exhibit 20.a
Fingerhut Receivables, Inc.                               Fingerhut Master Trust                             Monthly Report
Securityholder's Statement                                    Series 1998-1                                        Nov-1998
					                                          	Class A        Class B        CTO             Class D            Total
(i)   Security Amount                       337,500,000.00  51,136,000.00  61,364,000.00   61,364,000.00     511,364,000.00
(ii)  Security Principal Distributed                  0.00           0.00                           0.00               0.00
(iii) Security Interest Distributed           1,707,187.50     268,037.87                     300,438.98       2,275,664.35

Security Principal Distributed per $1,000        0.0000000      0.0000000      0.0000000
Security Interest Distributed per $1,000         5.0583333      5.2416667      4.8960136
(iv) Principal Collections                   26,040,061.79   3,945,435.85   4,734,584.75     4,734,584.75     39,454,667.13
(v)  Finance Collections                      9,486,427.22   1,437,327.24   1,724,815.17     1,724,815.17     14,373,384.80
      Recoveries                              1,211,305.26     183,529.79     220,238.62       220,238.62      1,835,312.30
      Defeasance Funding Acct Earnings                0.00           0.00           0.00             0.00              0.00
       	Total Finance Collections            10,697,732.48   1,620,857.03   1,945,053.80     1,945,053.80     16,208,697.11
	          Total Collections                 36,737,794.27   5,566,292.88   6,679,638.54     6,679,638.54     55,663,364.24
(vi) Aggregate Amount of Principal Receivables                                                             1,294,694,026.03
     Invested Amount (End of Month)         337,500,000.00  51,136,000.00  61,364,000.00    61,364,000.00    511,364,000.00
      Floating Allocation Percentage           26.0679352%     3.9496591%     4.7396527%       4.7396527%       39.4968996%
      Invested Amount (Beginning of Month)  337,500,000.00  51,136,000.00  61,364,000.00    61,364,000.00    511,364,000.00
      Average Daily Invested Amount                                                                          511,364,000.00
(vii) Receivable Delinquencies
       Current                                                                                     79.73%  1,350,817,702.87
       30 Days to 59 Days                                                                           5.04%     85,442,421.72
       60 Days to 89 Days                                                                           3.15%     53,356,286.33
       90 Days and Over                                                                            12.07%    204,541,465.95
	  Total Receivables                                                                              100.00%  1,694,157,876.87
(viii) Aggregate Investor Default Amount                                                                       9,980,515.26
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                       20.35%
(ix)  Security Charge-Offs                            0.00           0.00           0.00             0.00              0.00
(x)   Servicing Fee                             647,260.27      98,069.04     117,684.38       117,684.38        980,698.08

(xi)  Pool Factor                                 1.000000       1.000000       1.000000

(xii) Unreimbursed Redirected Principal Collections              0.000000       0.000000          0.000000             0.00
(xiii) Excess Funding Account Balance                                                                                  0.00
(xiv) CTO Trigger Event Occurrence                                                                                     None
	CTO Reserve Amount                                                                                                     N/A
(xv) Number of New Accounts Added to the Trust                                                                      124,390
(xvi) Revolving Receivables Reserve Account Balance                                                             $750,000.00
(xvii) Defeasance Funding Account Balance                                                                              0.00
Average Net Portfolio Yield                                                                                          12.70%
Minimum Base Rate                                                                                                     8.10%
